Exhibit 99.01

Steve Laub

Chief Executive Officer

Silicon Image, Inc.

January 20, 2005

To the Board of Directors of

Silicon Image, Inc.

Gentlemen:

I hereby resign my positions as Chief Executive Officer, President and a member of the Board of Directors of Silicon Image, Inc.  If you so desire, I will remain in my current officer positions for up to thirty days to assist in transition matters; otherwise my resignations will be effective immediately.

As you know, there have been fundamental issues of relative role and responsibility that unexpectedly arose as early as my first week of employment, just two months ago.  Although I appreciate the Board’s attempts to address the relevant concerns, I strongly believe that it is in the best interests of the company and our shareholders for the company to move forward in a different direction.

I have enjoyed my brief relationship with the employees of Silicon Image and remain excited for the company’s potential.  I wish you the best in your pursuit of continued success.

Very truly yours,

Steve Laub